Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the quarter ended September 26, 2026 of Charles River Laboratories International, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Birgit Girshick, Chief Executive Officer of the Company, and Glenn Coleman, Corporate Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, to the best of their knowledge and pursuant to 18 U.S.C. Section 1350, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Birgit Girshick
November 4, 2026	Birgit Girshick Chief Executive Officer Charles River Laboratories, Inc.

/s/ Glenn Coleman
November 4, 2026	Glenn Coleman Corporate Executive Vice President and Chief Financial Officer Charles River Laboratories, Inc.

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.